EXHIBIT 2.9

                                    AMENDMENT
                                       TO
                            ASSET PURCHASE AGREEMENT
                              (General Parts, Inc.)

            This AMENDMENT, dated as of October 8, 1998, to Asset Purchase Agreement, dated as of September 9, 1998, is made and entered into by and among A.P.S., Inc., a Delaware corporation ("APS"), the Affiliates of APS party hereto and General Parts, Inc., a North Carolina corporation ("Purchaser").

                                    RECITALS

            WHEREAS, the parties hereto have entered into an Asset Purchase Agreement dated as of September 9, 1998 (the "Asset Purchase Agreement"); and

            WHEREAS, such parties desire to amend the Asset Purchase Agreement as set forth herein;

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

            Section 1.1. DEFINITIONS. Capitalized terms used herein that are defined in the Asset Purchase Agreement are used herein as so defined.

                                   ARTICLE II.

                                   AMENDMENTS

            The Asset Purchase Agreement is hereby amended as follows:

            (a) Section 1.1 is amended by adding thereto, in appropriate alphabetical order, the following new definitions:

                  "Estimated Petty Cash" means the amount of Petty Cash as
            estimated by Seller and set forth in a report delivered by Seller to Purchaser on the Business Day prior to the Closing Date."

                  "Petty Cash" means cash held at the Stores as of the close of business on the Closing Date."

                  "RDC Inventory" means New Inventory that has been moved, not more than 45 days prior to the Closing Date,

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           from a Closed Location to one of Seller's redistribution centers."

                  "Rejected Inventory Reserve" means an amount equal to
            $450,000."

            (b) The definition of the term "Accounts Receivable" contained in
Section 1.1 is amended by (i) deleting the word "or" appearing at the end of clause (i) thereof and replacing it with a comma and (ii) adding immediately after such clause (ii) the following:

                  "or (iii) the obligors on which are the persons identified in a letter delivered by Seller to Purchaser with respect to this clause (iii)".

            (c) The definition of the term "Other Asset Purchase Agreement" contained in Section 1.1 is amended in its entirety to read as follows:

                        "Other Asset Purchase Agreement" means the Asset
                  Purchase Agreement dated as of September 9, 1998, as amended by an Amendment dated as of October 8, 1998, between Seller and BWP."

            (d) The definition of the term "Purchased Assets" contained in
Section 1.1 is amended by (i) deleting the word "and" appearing at the end of item (j) thereof; (ii) deleting the period appearing at the end of item (k) thereof and replacing it with a semi-colon and the word "and"; and (iii) adding thereto the following new item (l):

                  "(l) the Petty Cash.".

            (e) The definition of the term "True-Up Date" contained in Section
1.1 is amended in its entirety to read as follows:

                        "True-Up Date" means the date which is ninety
                  (90) days after the Closing Date."

            (f) Section 2.4(a) is amended by (i) amending item (ii) thereof in its entirety to read as follows:

                  "(ii) an amount equal to the value realized by Purchaser for
            Dirty Core and Warranty Inventory determined in accordance with actual receipts or credits received less (x) for items in any Store in excess of 1/2% of the total of all such items in such Store and
            (y) for items in any DC in excess of 2% of the total of all such items in such DC, 20% for handling;";

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(ii) deleting the word "and" appearing at the end of item (vi) thereof; (iii)
deleting the period appearing at the end of item (vii) thereof and replacing it with a semi-colon; (iv) adding thereto the following new items (viii) and (ix):

                  "(viii) one hundred percent (100%) of the amount of
            the Petty Cash; and

                  (ix) $400,000 in respect of RDC Inventory.";

and (v) changing the reference to item (vii) in the last sentence thereof to be a reference to item (ix).

            (g) Section 2.4(b) is amended in its entirety to read as follows:

                  "(b) On the Closing Date, Purchaser shall pay to Seller an amount of the Purchase Price in cash by wire transfer of immediately available funds (pursuant to written instructions to be provided by Seller to Purchaser), or, if requested by Seller, by delivery of one or more bank cashier's checks, equal to the sum of the following (less $450,000) (the "CLOSING DATE Payment"):

                        (i) eighty-five percent (85%) of the Current Inventory
                  Amount, less the Rejected Inventory Reserve;

                        (ii) the portions of the Purchase Price provided for in
                  SECTIONS 2.4(A)(III) and 2.4 (A)(IV);

                        (iii) an amount equal to sixty-five percent (65%) of the
                  Estimated Accounts Receivable (determined without regard to AR Discounts);

                        (iv) the aggregate price for the Purchased Real
                  Properties, as provided in SECTION 2.11, and the price for the Salt Lake City Lease, as provided for in SCHEDULE B;

                        (v) an amount equal to one hundred percent (100%) of the
                  Estimated Petty Cash; and

                        (vi) $400,000 in respect of RDC Inventory.

                  The Closing Date Payment shall be adjusted pursuant to SECTIONS 2.5, 2.6 AND 2.7. Purchaser shall pay the remainder of the Purchase Price pursuant to SECTIONS 2.4(C), 2.4(D), 2.5(B), 2.6(B), 2.7(C), 2.7(D), 2.7(F) AND
                  2.11.

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                  Seller and Purchaser agree that if the amount of any bank
                  cashier's checks delivered pursuant to this Section 2.4(b) does not equal the Closing Date Payment (because, for example, the components thereof cannot be or are incorrectly calculated at the time the checks are issued), they will cooperate to correct such errors as promptly as possible after the Closing Date, by arranging for new cashier's checks or wire transfer in the correct amount."

            (h) Section 2.4(d) is amended by adding to the end thereof the following:

                  "For purposes of implementing the foregoing provisions, Seller agrees that Purchaser may, prior to the Closing Date, enter into agreements with obligors under Notes Receivable providing for such conversion, provided that (i) such agreements shall by their terms be effective only if the Closing has occurred and (ii) Purchaser shall purchase on the Closing Date, pursuant to Section 2.4(a)(iv), all Notes Receivable of obligors who have entered into such agreements."

            (i) Section 2.5(a) is amended by (i) adding thereto, immediately after the first sentence thereof, the following:

                  "The physical inventories required during the Physical Inventory Period for Stores as set forth on Schedule 2.5(a) may be performed on a cycle count basis over a period of several days or, alternatively, as a wall-to-wall count on one day.";

and (ii) adding to the end thereof the following new paragraph:

                        "For purposes of the counts and procedures referred to
                  in the preceding paragraph, if the test count conducted at any Store indicates a variance (that cannot be reconciled or explained) from shelf to perpetual inventory record of 5% or more, the Inventory Representatives of Seller and Purchaser involved in the test count shall notify Carolyn McKay, in the case of Seller, and Rick Guirlinger, in the case of Purchaser, and those individuals shall agree, on behalf of Seller and Purchaser, on a schedule for the conduct of wall-to-wall physical inventories for such Store."

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            (j) Section 2.5(b) is amended by adding to the end thereof the following:
                  "Determinations and calculations made pursuant to this Section 2.5(b) shall be made without duplication of determinations and calculations made pursuant to Section 2.7(b)."

            (k) Section 2.6 is amended by (i) adding to the end of the caption thereof the following:

                  "; Petty Cash True-Up.";

and (ii) adding to the end thereof the following new subsection (c):

                  "(c) Prior to October 30, 1998, Seller and Purchaser shall cooperate in determining the amount of the Petty Cash. In the event that the amount of the Petty Cash as so determined is greater than the amount of the Estimated Petty Cash, Purchase shall pay to Seller, on the first Business Day after October 30, 1998, the amount of such excess. In the event that the amount of the Estimated Petty Cash is greater than the amount of the Petty Cash as so determined pursuant to this Section 2.6(c), Seller shall pay to Purchaser, on the first Business Day after October 30, 1998, the amount of such excess."

            (l) Section 2.7 is amended by replacing the period at the end of the caption thereof with a semi-colon and adding to the end of such caption the following:

                  "Consigned Goods.".

            (m) Section 2.7(b) is amended in its entirety to read as follows:

                        "(b)(i) From the Closing Date until payment thereof as
                  provided in Section 2.7(b)(ii), the amount of the Rejected Inventory Reserve shall be deposited by Purchaser and held in a bank account (the "Rejected Inventory Account") established jointly by Seller and Purchaser. Payments from such account shall be made as provided in Section 2.7(b)(ii).

                        (ii) As part of the physical inventory counts and
                  procedures conducted pursuant to Section 2.5(a), Seller and Purchaser shall, prior to October 30, 1998, prepare a list of Rejected Inventory, itemized separately for Stores and DCs, and shall calculate the amount that would have been payable to Seller

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                  on the Closing Date pursuant to Section 2.4(b)(i) (without deduction for the Rejected Inventory Reserve) if the aggregate dollar amount of such Rejected Inventory had been deducted from the Current Inventory Amount for purposes of such payment. If the amount that would have been payable to Seller on the Closing Date based upon the calculation made pursuant to the preceding sentence (and without deduction for the Rejected Inventory Reserve) (the "Adjusted Payment") is greater than the amount actually paid pursuant to Section 2.4(b)(i) (the "Closing Date Inventory Payment"), Purchaser shall pay to Seller, on the first Business Day after October 30, 1998, from funds in the Rejected Inventory Account, an amount equal to the excess of the Adjusted Payment over the Closing Date Inventory Payment, and the balance, if any, of the amount held in the Rejected Inventory Account shall be simultaneously paid to Purchaser. If the Closing Date Inventory Payment exceeds the Adjusted Payment, the amount held in the Rejected Inventory Account shall be paid to Purchaser on the first Business Day after October 30, 1998, and the excess of the Closing Date Inventory Payment over the Adjusted Payment shall be paid by Seller to Purchaser on the first Business Day after the True-Up Date (in addition to any other amounts payable by Seller on such date pursuant to
                  Section 2.5).

                        (iii) Rejected Inventory shall be returned to the
                  reclamation centers or other facilities as shall be specified by Seller, at the sole expense of Seller, with shipment of such Rejected Inventory to take place no later than five (5) Business Days after October 30, 1998. Purchaser shall be liable for any loss of or damage to Rejected Inventory prior to its delivery to such reclamation centers or other facilities."

            (n) Section 2.7 is amended by adding to the end thereof the following new subsection (f):

                        "(f) Seller and Purchaser acknowledge that the Current
                  Inventory Amount does not include the value of any consigned goods. Prior to October 30, 1998, Seller and Purchaser shall cooperate in determining the amount of consigned goods and obtaining written verification of the consignment

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                  by the consignor, and Purchaser shall give Seller prompt
                  notice of all verifications so obtained. On the first Business Day after October 30, 1998, Purchaser shall pay to Seller an amount equal to 85% of the Warehouse Distributor Cost of New Inventory consisting of consigned goods as to which the amount thereof has been determined, and verification obtained, in accordance with the provisions of the preceding sentence. In the event that any consigned goods have been sold prior to payment to Seller therefor pursuant to this Section 2.7(f), Purchaser shall bill such sale and shall pay Seller for such consigned goods in accordance with the provisions of the preceding sentence (without regard to any requirement for verification)."

            (o) Section 2.9 is amended by adding to the end of the first sentence thereof the following:

                  "and, with respect to the RDC Inventory, by the issuance of a credit memorandum in the amount of $400,000 for the purchase of inventory (based upon 85% of Warehouse Distributor Cost) from one of Seller's redistribution centers."

            (p) Section 2.10 is amended by (i) deleting the expression "12:00 midnight on the day preceding the Closing Date" and inserting in lieu thereof the following:

                  "11:59 P.M., New York City time, on the Closing Date";

and (ii) adding to the end thereof the following new paragraph:

                        "Prior to the True-Up Date, Seller and Purchaser shall
                  determine, based on actual bills or other applicable documentation, the actual apportionment amounts required by this Section 2.10. In the event that such actual apportionment amounts as so determined are greater than the apportionment amounts paid to Seller on the Closing Date, Purchaser shall pay to Seller, on the first Business Day after the True-Up Date, the amount of such excess, and, in the event that the apportionment amounts paid to Seller on the Closing Date are greater than such actual apportionment amounts as so determined, Seller shall pay to Purchaser, on the first Business Day after the True-Up Date, the amount of such excess. The provisions of

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                  this paragraph shall also apply to apportionments pursuant to
                  Section 10.2."

            (q) Exhibit D to the Asset Purchase Agreement is amended by adding to the end of Section 9 thereof the following:

                        "Notwithstanding the foregoing, Licensee may grant to
                  Lottes and Strafco rights to use the Marks upon and subject to the terms of, and the obligations contained in, this Agreement (but the Marks may be so used only with respect to the business conducted at Purchased Locations that are subject to the Assigned GPI Affiliate Leases and Lottes Subleases), provided that such assignment shall not relieve Licensee from any of its obligations under this Agreement, and Licensee shall remain liable for any breach of this Agreement by Lottes or Strafco."

                                  ARTICLE III.

                            MISCELLANEOUS PROVISIONS

            Section 4. COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Amendment may be executed by any one or more of the parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which together shall constitute one and the same instrument.

            Section 5. RATIFICATION. The Asset Purchase Agreement, as amended hereby, is hereby ratified and confirmed.

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            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed to be effective as of the 9th day of October, 1998.

                                    A.P.S. Inc.

                                    By: /s/ BETTINA M. WHYTE
                                        Name:  Bettina M. Whyte
                                        Title: President


                                    GENERAL PARTS, INC.

                                    By: /s/ BILL KUYKENDALL
                                        Name: Bill Kuykendall
                                        Title:Vice President of Finance